Exhibit 10.31

FORM OF METASOLV, INC.

INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT is made this                      (the “Grant Date”) between MetaSolv, Inc., a Delaware corporation (the “Company”), and                                               (the “Optionee”).

WHEREAS, the Company desires to grant to the Optionee an option to purchase shares of its common capital stock, $.005 par value (the “Shares”), under the Company’s Long-Term Incentive (the “Plan”); and

WHEREAS, the Company and the Optionee understand and agree that any terms used herein have the same meanings as in the Plan (the Optionee being referred to in the Plan as a “Participant”).

NOW, THEREFORE, in consideration of the following mutual covenants and for other good and valuable consideration, the parties agree as follows:

1. GRANT OF OPTION

The Company grants to the Optionee the right and Option to purchase all or any part of an aggregate of                      Shares (the “Option”) on the terms and conditions and subject to all the limitations set forth herein and in the Plan, which is incorporated herein by reference. The Optionee acknowledges receipt of a copy of the Plan and acknowledges that the definitive records pertaining to the grant of this Option, and exercises of rights hereunder, shall be retained by the Company. The Option granted herein is intended to qualify as an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended from time to time. If any portion of the Option hereunder shall, at any time, be determined not to qualify as an incentive stock option under Section 422 of the Internal Revenue Code, such portion of the Option shall automatically convert into, and be treated as, a non-qualified stock option.

2. PURCHASE PRICE

The purchase price of the Shares subject to the Option shall be                      per Share, the fair market value of the Shares as of the Grant Date.

3. EXERCISE OF OPTION

Subject to the Plan and this Agreement, the Option shall be exercisable as the Shares subject to the Option vest in accordance with the vesting schedule set forth on the cover sheet attached to this Agreement (the “Vesting Schedule Commencement Date”). The vested Shares shall become exercisable, for a period extending from the date of vesting to the expiration of the term of the Option (as described in Section 4 below).

4. TERM OF OPTION

The term of the Option shall be for a period of                      years from the Grant Date, subject to earlier termination as provided for herein and in the Plan.

5. EXERCISE OF OPTION AND ISSUANCE OF STOCK

The Option may be exercised in whole or in part (to the extent that it is exercisable in accordance with its terms) by giving written notice (or any other approved form of notice) to the Company. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised, and shall specify a date (other than a Saturday, Sunday or legal holiday) not less than five (5) nor more than ten (10) days after the date of such written notice, as the date on which the Shares will be purchased, at the principal office of the Company during ordinary business hours, or at such other hour and place agreed upon by the Company and the person or persons exercising the Option, and shall otherwise comply with the terms and conditions of this Agreement and the Plan. On the date specified in such written notice (which date may be extended by the Company if any law or regulation requires the Company to take any action with respect to the Shares prior to the issuance thereof), the Company shall accept payment for the Shares and shall deliver to the Optionee an appropriate certificate or certificates for the Shares as to which the Option was exercised.

The Option price of any Shares shall be payable at the time of exercise in cash, by certified check, money order or bank check, by wire transfer, or in any other form approved by the Committee. The Company shall pay all original issue taxes with respect to the issuance of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith. The holder of this Option shall have the rights of a stockholder only with respect to those Shares covered by the Option which have been registered in the holder’s name in the share register of the Company upon the due exercise of the Option.

6. TERMINATION OF EMPLOYMENT

(a)	If the Optionee ceases to be an employee of the Company or an Affiliate, by reason of the fact that the Optionee is discharged for cause, all rights of the Optionee to exercise the Options granted hereunder shall terminate, lapse and be forfeited at the time of the Optionee’s termination of employment.

(b)	If the Optionee’s termination of employment is due to any reason other than death, Disability, or termination for cause, as defined above, the Optionee shall have the right to exercise all Options otherwise exercisable as of the date of termination at any time within three (3) months after such termination; provided, however, that in case the Optionee shall die within three (3) months after such date of termination without having exercised such Option, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right for up to twelve (12) months from the date of death to exercise any such Option to the extent that the Option had not been so exercised.

(c)	If the Optionee ceases to be an employee of the Company or an Affiliate by reason of death, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right for up to twelve (12) months from the date of such cessation to exercise any Option otherwise exercisable as of the date of death, and which had not been exercised prior to death.

(d)	If the Optionee ceases to be an employee of the Company or an Affiliate because of Disability, as determined solely and exclusively by the Committee, the Optionee shall have the right for up to twelve (12) months from the date of such cessation to exercise any Option otherwise exercisable as of the date of Disability, and which had not been exercised prior to such Disability; provided, however, that in case the Optionee shall die within twelve (12) months after such date of cessation without having exercised such Option, the personal representatives, heirs, legatees or distributees of the Optionee, as appropriate, shall have the right for up to twelve (12) months from the date of cessation to exercise any Option which had not been so exercised.

(e)	Notwithstanding the provisions of this Section 6, no Option shall be exercisable subsequent to five (5) years from the Grant Date. In addition, the provisions of this Section 6 shall be subject to the provisions of Section 10.

7. NON-ASSIGNABILITY

This Option shall not be transferable by the Optionee and shall be exercisable only by the Optionee, except as the Plan may otherwise provide.

8. LIMITATIONS

The exercise of each Option granted under this Agreement shall be subject to the condition that if at any time the Company shall determine, in its discretion, that the satisfaction of withholding taxes or other withholding liabilities, or that the listing, registration or qualification of any Shares otherwise deliverable upon such exercise upon any securities exchange or under any state or federal law, or the consent or approval of any regulatory body, is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of such Shares thereunder, then in any such event such exercise shall not be effective unless such withholding, listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

9. RECAPITALIZATION

If there is any change in the capital structure of the Company through merger, consolidation, reorganization or otherwise, or if there shall be any stock dividend, stock split or combination of shares, the number and the purchase price of the Shares with respect to which an Option has been granted hereunder shall be proportionately adjusted by the Board as it deems equitable, in its absolute discretion, to prevent dilution or enlargement of the rights of the Optionee. The issuance of Shares, warrants, or options shall not be considered a change in the Company’s capital structure. No adjustment provided for in this Section 9 shall require the issuance of any fractional shares.

10. DISSOLUTION

In the event of the dissolution or liquidation of the Company, any Option granted under this Agreement shall terminate as of a date to be fixed by the Board, provided that no less than thirty (30) days’ written notice of the dates so fixed shall be given to the Optionee and the Optionee shall have the right during such period to exercise all Options granted hereunder to the extent not previously exercised, even though such Options might not otherwise be exercisable by reason of an insufficient lapse of time. At the end of such period, unexercised Options shall terminate and be of no further effect.

11. EMPLOYMENT

Nothing in this Agreement shall confer upon the Optionee any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company or any of its Affiliates to terminate the Optionee’s employment at any time.

12. NOTICES

Any notices required or permitted by the terms of this Agreement or the Plan shall be given by registered or certified mail, return receipt requested, addressed as follows:

To the Company:	MetaSolv, Inc.
5556 Tennyson Parkway
Plano, Texas 75024

To the Optionee:

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given when mailed in accordance with the foregoing provisions.

13. GOVERNING LAW

This Agreement shall be construed and enforced in accordance with the laws of the State of Texas.

14. BINDING EFFECT

This Agreement shall (subject to the provisions of Section 7 hereof) be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, the Company and the Optionee have caused this Agreement to be executed on their behalf, by their duly authorized representatives, all on the day and year first above written.

METASOLV, INC.

By:
Optionee

Its:

Attest

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